Exhibit 10.1

INTERNATIONAL CENTER

WASHINGTON, D.C.

AMENDED AND RESTATED LEASE AGREEMENT

BETWEEN THE GOVERNMENT OF THE

UNITED STATES

(LESSOR)

AND

INTELSAT GLOBAL SERVICE CORPORATION

(LESSEE)

INTERNATIONAL CENTER

WASHINGTON, D.C.

AMENDED AND RESTATED LEASE AGREEMENT

i

ii

ACKNOWLEDGMENTS

APPENDIX A	–	Property Description
APPENDIX B	–	Title Exceptions
APPENDIX C	–	Amortization Formula to Calculate “Additional Rent”
APPENDIX D	–	Park Areas
APPENDIX E	–	Easement for Ingress and Egress – International Drive
APPENDIX F	–	Utility Easement – International Drive

iii

INTERNATIONAL CENTER

WASHINGTON, D.C.

AMENDED AND RESTATED LEASE AGREEMENT

This Amended and Restated Lease Agreement (the “Lease”) hereinafter set forth, duly made and entered into this 18th day of June, 2010 in the City of Washington, District of Columbia, constituting a lease of property located within the INTERNATIONAL CENTER, as hereinafter described, by and between the GOVERNMENT OF THE UNITED STATES (hereinafter referred to as the “Lessor”) acting by the Secretary of State, and INTELSAT GLOBAL SERVICE CORPORATION, a Delaware corporation (hereinafter referred to as the “Lessee”).

WITNESSETH THAT:

PART I

RECITALS, DEFINITIONS

WHEREAS, Public Law 90-553 was enacted by the Congress for the purpose, as stated therein,

“[to] facilitate the conduct of foreign relations by the Department of State in Washington, District of Columbia, through the creation of a more propitious atmosphere for the establishment of foreign government and international organization offices and other facilities” (82 Stat. 958, October 8, 1968).

WHEREAS, the Secretary of State (the “Secretary”) pursuant to Public Law 90-553 is authorized to lease to foreign governments and international organizations certain property owned by the United States Government and located in the International Center;

WHEREAS, Public Law 90-553 was amended by Public Law 93-40, providing therein authorization for an appropriation to carry out the purposes of the Act (87 Stat. 74, June 12, 1973); and was further amended by Public Law 97-186, 96 Stat. 101, which Act as so amended is known as the International Center Act;

WHEREAS, the National Capital Planning Commission, as the Federal planning agency for the National Capital, approved pursuant to Section 71 of Title 40, U.S. Code and the International Center Act a master plan for that portion of the District of Columbia comprising the South Half of the Bureau of Standards (Van Ness Street) Site on June 3, 1971 and on January 21, 1982;

WHEREAS, pursuant to the authority granted by Public Law 90-553, Lessor and International Telecommunications Satellite Organization (“Intelsat” or “Original Lessee”) executed a Lease Agreement (the “Original Lease”), dated June 8, 1982, and recorded in the land records of the District of Columbia on June 10, 1982 as Instrument Number 14779, for the lease of the Property (hereinafter defined);

WHEREAS, at the time the Original Lease was executed Original Lessee was a public, International Organization composed of more than one hundred (100) member countries established by the Agreement Relating to the International Telecommunications Satellite Organization and its Operating Agreement, both of which entered into force on February 12, 1973, and the Lessee’s legal status in the United States was determined by the aforesaid two international agreements, to which the United States was a party (TIAS NO. 7532), the Headquarters Agreement between the Original Lessee and the United States (effective November 21, 1976) and Executive Order 11966, dated January 19, 1977, which designated the Original Lessee as a public international organization entitled to enjoy the privileges, exemptions and immunities conferred by the International Organizations Immunities Act (22 U.S.C. § 288).

WHEREAS, the Original Lease was amended by the First Amendment to Lease Agreement, executed February 22, 1985 (the “First Amendment”);

WHEREAS, the Original Lease was further amended by the Second Amendment to Lease Agreement executed November 3, 2000 (the “Second Amendment”);

WHEREAS, through a Novation Agreement executed on July 11, 2001 (the “Novation Date”), Original Lessee transferred all of its rights, obligations and responsibilities under the Original Lease to Intelsat Services Corporation, a Delaware corporation, effective as of the date of the transfer of substantially all of the assets and liabilities of INTELSAT to Intelsat, Ltd., a Bermuda company, and its subsidiaries (the “INTELSAT Privatization”);

WHEREAS, the INTELSAT Privatization occurred on July 18, 2001;

WHEREAS, Intelsat Services Corporation changed its name to Intelsat Global Service Corporation effective July 19, 2001;

WHEREAS, the Original Lease was further amended by the Third Amendment to Lease Agreement executed March 28, 2006 (together with the First Amendment and the Second Amendment, the “Amendments”);

WHEREAS, the International Center Act was amended pursuant to Public Law 110-249, 122 Stat. 2317, to authorize the lease or sublease of the Property to an entity other than a foreign government or international organization, so long as the Secretary maintains the right to approve the occupant and intended use of the Property; and

WHEREAS, the parties hereto desire to amend and restate the Original Lease in its entirety to incorporate the terms of the Amendments and to reflect additional amended terms as agreed to by the parties.

NOW THEREFORE, in consideration of the obligations and undertakings of the parties set forth herein, each of THE PARTIES DOES COVENANT AND AGREE AS FOLLOWS:

ARTICLE 1-1 DEFINITIONS

For the purposes of this Lease, the following terms shall have the meanings ascribed to them below.

Reference herein or in any provision of this Lease to any department or agency of government or of any public authority shall be deemed to be reference to any successor(s) in interest thereto responsible for performance of any obligations(s) herein by administrative designation or action of law.

Reference herein or in any provision of this Lease to any law, regulation, or regulatory plan shall be deemed to be reference to any amendment(s) thereto adopted or approved prior to the execution of this Lease by any department or agency of Government or public authority having proper jurisdiction thereof. The foregoing shall not be deemed to be a waiver of any otherwise applicable law, regulation or regulatory plan adopted or approved subsequent to the execution of this Lease.

(A) “ACT” or “INTERNATIONAL CENTER ACT” shall mean Public Law, 90-553, approved October 8, 1968 (82 Stat. 958), as amended by Public Law 93-40, approved June 12, 1973 (87 Stat. 74), as further amended by Public Law 97-186, 96 Stat. 101, and as further amended by Public Law 110-249, 122 Stat. 2317.

(B) “AMENDMENTS” is as defined in the Recitals to this Lease.

(C) “DISTRICT” shall mean an appropriate official representative or governing body of the government of the District of Columbia.

(D) “FIRST AMENDMENT” is as defined in the Recitals to this Lease.

(E) “IMPROVEMENTS” shall mean any buildings, structures, facilities, landscaping or other additions to or upon the Property or public space adjacent thereto, constructed by or on behalf of the Lessee; such term shall not include fixtures, furniture, operating equipment or other moveable property.

(F) “INTELSAT” is as defined in the Recitals to this Lease.

(G) “IN LIEU OF ZONING” shall mean the jurisdiction of the National Capital Planning Commission to adopt land use controls over property within the International Center in lieu of application of District zoning law or regulations, pursuant to Section 3 of the Act, subject to procedures of the Commission with respect to federal public buildings adopted pursuant to Title 5, section 428 of the D.C. Code, where applicable.

(H) “INTERNATIONAL CENTER” shall mean the property located in the Northwest section of the District of Columbia and generally bounded by Connecticut Avenue, Van Ness Street, the western boundary of the University of the District of Columbia, Yuma Street, 36th Street, Reno Road and Tilden Street, which the Secretary is authorized to lease to foreign governments and to international organizations pursuant to Section 1 of the Act.

(I) “INTERNATIONAL ORGANIZATION” shall mean a public international organization in which the United States participates pursuant to any treaty or under the authority of any Act of Congress authorizing such participation or making an appropriation for such participation, and which has been designated by the President through appropriate Executive Order as entitled to enjoy the privileges, exemptions and immunities provided in the International Organizations Immunities Act of 1945, as amended.

(J) “LEGATION” purposes or facilities shall mean the official activities of a diplomatic, consular or international organization mission accredited to or accepted by the United States in accordance with applicable law, including facilities authorized by the development controls and support facilities for such mission approved by the Secretary in accordance with applicable international practice.

(K) “MORTGAGE” shall include such terms as deed of trust, mortgage deed, building and loan agreement, chattel security instrument, financing statement, assignment or any other class of instrument executed by Lessee and granting a security interest in Lessee’s interest under this Lease, the Improvements or any part thereof.

(L) “MORTGAGEE” shall mean the party or parties to whom an obligation is owed, the payment or performance of which is secured by a leasehold interest in the Property and/or Improvements thereon under the terms of a Mortgage.

(M) “NON-OFFICIAL PARTY” shall mean any successor in interest to the original Lessee, other than a foreign government or International Organization, whether by sublease, assignment, subrogation, foreclosure or otherwise.

(N) “NOVATION DATE” is as defined in the Recitals to this Lease.

(O) “OPTION” is as defined in Article 10-1 of this Lease.

(P) “ORIGINAL LEASE” is as defined in the Recitals to this Lease.

(Q) “ORIGINAL LESSEE” is as defined in the Recitals to this Lease.

(R) “PARK AREAS” shall mean the land owned by Lessor and described in Appendix D hereof.

(S) “PARKING FEE” shall have the meaning ascribed to it in Article 3-4.

(T) “PLANNING COMMISSION” shall mean the National Capital Planning Commission, acting as the central Federal planning agency for the National Capital pursuant to 40 U.S.C. § 8711, as amended.

(U) “PREMISES” shall mean the Property leased hereunder, together with any improvements placed thereon by either party.

(V) “PRIORITY SUBTENANT” is as defined in Article 7-1 of this Lease.

(W) “PROPERTY” shall mean the land described in Appendix A and leased hereunder, exclusive of any improvements thereon.

(X) “PURCHASE PRICE” is as defined in Article 10-1 of this Lease.

(Y) “SECOND AMENDMENT” is as defined in the Recitals to this Lease.

(Z) “SECRETARY” is as defined in the Recitals to this Lease.

(AA) “SUBLEASE PROPOSAL” is as defined in Article 7-1 of this Lease.

(BB) “SUCCESSOR ENTITY” shall mean, with respect to the period of time following the date of the Novation Agreement, the Lessee.

(CC) “TRANSFER” is as defined in Article 7-1 of this Lease.

(DD) “TRANSFEREE” is as defined in Article 7-1 of this Lease.

(EE) “TRANSFEREES” is as defined in Article 7-1 of this Lease.

PART II

LEASE OF PROPERTY; COVENANTS ON DEVELOPMENT, POSSESSION AND USE

ARTICLE 2-1 PRIVILEGES AND IMMUNITIES, LIMITATION OF TERMS

(A) Notwithstanding any other term or condition of this Lease, the rights and obligations of any sovereign government or International Organization successors in interest to Lessee, if any, shall at all times be subject to any and all conventions, treaties, or other international agreements applicable thereto and neither shall take any act in furtherance of or in connection with the terms and conditions of this Lease which would violate, infringe upon or otherwise contravene applicable agreements, laws, privileges or immunities governing the relationships between the parties involved.

(B) No term or condition of this Lease or any amendment thereto shall be construed as an intent to waive, or as an express or implied waiver of, any privilege or immunity to which either party may now or hereafter be entitled. The benefits of this Article shall apply only to sovereign governments or International Organizations, and the provisions of this Article shall be incorporated by reference into all terms and conditions herein.

ARTICLE 2-2 TERM OF LEASE; OPTION TO RENEW

(A) The Lessor, for and in consideration of the Lease payments hereinafter described and of the covenants, agreements and obligations herein set forth and accepted by the Lessee, on behalf of itself, its successors or assigns, has demised and leased, and by these presents does demise and lease unto the Lessee, that certain Property, situated in the International Center, as described hereinafter in Appendix A.

(B) The Original Lease provided the Original Lessee with the right to occupy the Property for an initial term of ninety-nine (99) years. The Lessor and Lessee hereby confirm that the Lessee shall have the right to have and to hold said Property and all improvements thereon for the remaining term of this Lease which shall expire on June 7, 2081, unless sooner terminated pursuant to any provision or condition hereinafter set forth or renewed pursuant to Article 2-2(C).

(C) The Lessee shall have an option to renew this Lease without consideration for such renewal, on the same terms and conditions as during the initial 99-year term, except that no rent, additional payments, or Additional Rent shall be payable under Article 3-1 or Article 3-2 during such renewal term, for an additional period of ninety-nine (99) years, which option shall be effected by written notice to the Secretary not less than one (1) year in advance of expiration of the initial lease term.

ARTICLE 2-3 LAND TITLE; RIGHT OF POSSESSION; EASEMENTS

(A) A report of title to the Property has been prepared on behalf of the Lessee in accordance with acceptable standards in the District of Columbia. A description of the Property based on the report of title is set forth in Appendix A to this Lease.

(B) The Lessor hereby confirms the Lessee’s ongoing right of possession of the Property pursuant to the terms herein, subject however to the exceptions listed on Appendix B to this Lease.

ARTICLE 2-4 RECORDATION

(A) The Lessor’s title to the Property has been recorded in the land records of the District of Columbia by and in the name of the United States Government, subject to the matters set forth in Appendix B to this Lease.

(B) Either party may record or cause the recordation of this Lease or a memorandum thereof in the land records of the District of Columbia or otherwise as appropriate, and the party seeking such recordation shall be responsible for all public fees or charges of any nature required in connection with such recordation.

ARTICLE 2-5 IMPROVEMENTS, OWNERSHIP

Any and all buildings, structures, or other improvements at any time hereafter erected, constructed or situated upon the Property or public space adjacent thereto by or on behalf of the Lessee, together with any and all replacements thereof and any and all alterations or additions thereto, or any moveable property placed thereon by or on behalf of the Lessee, shall be the property of Lessee.

ARTICLE 2-6 GENERAL COVENANTS ON MAINTENANCE AND USE

The covenants herein are in addition to, and not in restriction of, any other covenants, agreements or obligations undertaken by the parties in this Lease:

(A) The Lessee covenants and agrees to maintain the Property and the Improvements in accordance with the provisions of the Lease.

(B) The Lessor covenants and agrees to maintain the International Center in accordance with this Lease, and to maintain the public space and grounds therein in accordance with this Lease.

(C) Neither party will use the Property or any portion thereof, or any buildings or other improvements now or hereafter erected or maintained thereon or on any public space or grounds, for any unlawful purpose or in violation of any provision of this Lease, and will not within any area under their respective control suffer any act to be done or any condition to exist thereon, which may unreasonably interfere with the use of any other property or improvements thereon within the International Center for the purposes for which intended, insofar as such purposes are in conformity with the Act and the terms of this Lease, or commit any material violation of any relevant laws or regulations applicable to such party and to which such party is legally subject in connection with the development, maintenance or use of the Premises or public grounds in the International Center.

(D) The Lessor and the Lessee covenant and agree that the Park Areas shall at all times be maintained for park and open space purposes and the Lessor and the Lessee shall not remove any trees thereon unless necessary to avoid danger to person or property. The Lessee shall have the right (1) of pedestrian and vehicular ingress and egress over the Park Areas to and from the Property, (2) to install and maintain on the Park Areas such pedestrian and vehicular ways, amenities and underground utilities, and (3) to do all acts reasonably necessary to perform its obligations under this Article 2-6(D). The Lessee agrees that it shall, at its expense, provide normal maintenance of the Park Areas at all times during the term of this Lease. The Lessor agrees not to take any action that would adversely affect the ability of the Lessee to exercise its rights or perform its obligations under this Article 2-6(D) or that would increase the costs payable by the Lessee with respect thereto.

ARTICLE 2-7 COVENANTS; BINDING UPON SUCCESSORS IN INTEREST; ENFORCEMENT

(A) The agreements and covenants set forth in this Lease shall be covenants running with the land and they shall, in any event, and without regard to technical classification or designation, legal or otherwise, and except only as otherwise specifically provided in this Lease, be binding, to the fullest extent permitted by law and equity, for the benefit and in favor of, and enforceable by, the Lessor and/or the Lessee, as against any party in possession or occupancy of the Premises or any part thereof, or against the Lessee or any successor in interest thereto to the Premises.

(B) Except as otherwise expressly provided in this Lease, nothing herein shall be construed to require any rights or benefits limited by the terms of this Lease to sovereign governments or International Organizations to be conferred on any Non-Official Party.

PART III

PAYMENTS TO LESSOR

ARTICLE 3-1 RENT

The Lessor and the Lessee hereby acknowledge and confirm that rent for the initial 99-year term of the Lease in the amount of Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000.00) was paid in full by the Original Lessee upon the date of execution of the Original Lease.

ARTICLE 3-2 ADDITIONAL PAYMENTS

The Lessee agrees to pay the Lessor Additional rent for period commencing on the Novation Date through the remainder of the initial lease term as set forth in Article 2-2(B), which additional rent shall be due on a quarterly basis, payable in advance on June 8, September 8, December 8 and March 8 of each year through the remainder of the initial lease term as set forth in Article 2-2(B). Additional rent shall be calculated from the appraised value of Twenty Seven Million Dollars ($27,000,000) less the Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) paid pursuant to Article 3-1, resulting in a “Base Value” of Nineteen Million Seven Hundred and Fifty Thousand Dollars ($19,750,000). Additional rent shall be based on the average 90-day Treasury bill rate (“T-bill Interest Rate”) for the 30 day period prior to the Novation Date, adjusted annually not to exceed a one percent increase each year. The T-bill Interest Rate is calculated by averaging the four prior weekly 90-day Treasury bill auction result discount rates reported by the Department of the Treasury, Bureau of Public Debt (or equivalent source, should that source not be available during the term of the Lease). The additional rent (in quarterly payments) shall be calculated according to a standard amortization formula as shown in Appendix C. The parties hereby confirm that such additional rent obligation commenced on the first quarterly payment date immediately following the Novation Date and that Lessee is current in its payment obligations to the Lessor as of the date hereof.

ARTICLE 3-3 MANAGEMENT FEE

Commencing after the Novation Date, Lessee shall pay to Lessor an annual management fee (the “Management Fee”) payable on each October 1, of the term of the Lease. As of the date hereof, the management Fee is Two Hundred Ninety-Two Thousand One Hundred Forty-Five Dollars ($292,145). The Management Fee shall be adjusted annually by the amount of the change in the Consumer Price Index (W) for the Washington D.C. metropolitan area.

ARTICLE 3-4 PARKING FEE

Commencing after the Novation Date, Lessee shall pay to Lessor, from and after the Novation Date, a parking fee (the “Parking Fee”) on each October 1, as compensation for 15 designated street parking spaces on International Drive immediately in front of the Property. As of the date hereof, the Parking Fee is Twenty-Eight Thousand One Hundred Forty Dollars ($28,140). The amount of the Parking Fee shall be adjusted annually to reflect the average of three prevailing commercial rates for unreserved parking spaces in the vicinity of the International Center.

PART IV

INTERNATIONAL CENTER DEVELOPMENT

ARTICLE 4-1 GENERAL PURPOSE

This Lease is entered into for the purpose of furthering the development, use and maintenance of the International Center. The United States, acting through the Secretary as Lessor, shall be responsible in the manner and to the extent provided for herein generally for improvements to be constructed and maintained on or in connection with public grounds, spaces, streets and utilities except as otherwise expressly provided in this Lease. The Lessee shall be responsible in the manner and to the extent provided for herein generally for (1) construction and maintenance of Improvements on the Property and (2) for payments and charges as provided herein.

PART V

DEMOLITION, INSTALLATION OF UTILITIES

ARTICLE 5-1 DEMOLITION

Subject to compliance with applicable law and Article 6-2, the Lessee may, at the Lessee’s expense, demolish any structures and improvements on the Property.

ARTICLE 5-2 INSTALLATION OF UTILITIES

The Lessee may install, maintain, modify, remove, or relocate, at the Lessee’s expense, sanitary sewer, storm sewer, telephone, water and electric facilities (and if available and desired by the Lessee, gas facilities) to the boundary line of the Property in size sufficient to provide service of such utilities for the Improvements and to perform the Lessee’s obligations under Article 2-6(D). In addition, the installation and maintenance cost of utility connections between the Improvements and the point of connection for public utilities at the boundary line of the Property shall be the Lessee’s responsibility. The Lessor and the Lessee shall be jointly responsible for obtaining all permits or licenses, unless entitled to exemption therefrom, required for any such connection or installation, but any costs and fees required to be paid in connection therewith shall be payable by the Lessee.

ARTICLE 5-3 AVAILABILITY OF SITE PLANS AND SITE TESTS

The Lessor shall make available to the Lessee at any time upon request, prior or subsequent to the execution of this Lease, any plans, specifications or site conditions documentation available to the Lessor which relate to the Property, together with all tests and documents referred to or incorporated into such plans, specifications or documentation concerning the condition of the Property; provided, however, that notice is hereby given and acknowledged that the Lessor cannot warrant the usability, correctness or completeness of any such testing, documents or information developed thereby, other than for the purposes for which intended, and the Lessee therefore will assume full and sole responsibility for the applicability or use as it may deem appropriate of such testing, documents or information.

PART VI

IMPROVEMENTS

ARTICLE 6-1 GOVERNMENTAL REQUIREMENTS; SITE COORDINATION

(A) Applicable governmental requirements (if any) relating to building construction, equipment and maintenance shall apply to work or services performed on behalf of the Lessee in connection with Improvements, in accordance with Section (3) of the Act. From and after the date hereof, any alterations to the Improvements or new construction shall be performed in accordance with plans (the “Improvement Plans”) designed to ensure that such specific alterations or newly constructed space are consistent with the then-prevailing District of Columbia codes and regulations relating to building construction, equipment, and maintenance; and upon completion shall be inspected by an architect or other qualified professional to certify that such specific alterations or newly constructed space comply with such Improvement Plans, at Lessee’s cost and expense.

(B) The Lessee expressly agrees to coordinate, through the Lessor, or in such other manner as may be determined satisfactory by the Lessor, any construction activity in connection with the Property or the Park Areas undertaken by the Lessee at any time to the extent that Lessor determines that such activity may adversely affect or interfere with the use of public streets or public space or areas of the International Center other than the Property, with other construction or related activity on or in the vicinity of the Property undertaken to complete public improvements, improvements by other lessees of the International Center, the construction of METRO transit facilities and other Federal or District public projects adjacent to the International Center site, and the development of streets, roads, utilities and other public improvements related to the development of the International Center or to public projects adjacent thereto. The Lessee shall not permit any materials to be stored on the Park Areas and the Lessee shall install and maintain appropriate fencing to protect the Park Areas from damage when performing work adjacent to the Park Areas. The Lessee agrees to insert in any contract or agreement for construction or services such provisions as may be necessary to ensure notice of and adherence to this Article by any contractor(s) or person(s) acting on behalf of the Lessee.

(C) Notwithstanding the provisions of Article 6-1(B), Lessor’s consent shall not be required for interior construction, equipment, or maintenance activity so long as such activity does not adversely affect or interfere with the use of public streets or public space or areas of the International Center other than the Property.

ARTICLE 6-2 CHANGES IN IMPROVEMENTS

(A) As provided in the Act, Improvement Plans showing the location, height, bulk, number of stories, size of, and the provisions for open space and off-street parking shall be approved by the Planning Commission. Also as provided in the Act, Improvement Plans showing the height and appearance, color, and texture of the materials of exterior construction shall be approved by the Commission of Fine Arts.

(B) The Lessee, on behalf of itself, its successors or assigns, covenants and agrees that no modification, addition, demolition or other change that requires, pursuant to the Act, the approval of the Planning Commission or the Commission of Fine Arts shall be undertaken after completion of the initial Improvements if in the reasonable determination of the Secretary, such change could impair the safety or security of the International Center or the Secretary reasonably demonstrates that the change could impair the continued operation of the International Center or could be contrary to the character of commercially acceptable uses or occupants in the surrounding area.

(C) In addition, the Lessee, on behalf of itself, its successors or assigns, covenants and agrees that no modification, addition, demolition or other change that requires, pursuant to the Act, the approval of the Planning Commission or the Commission of Fine Arts shall be undertaken after completion of the initial Improvements unless and until the proposed change shall be submitted in advance through the Lessor to the Planning Commission and/or the Commission of Fine Arts, to the extent of their respective jurisdictions, and either, determined (A) to be minimal in scope or otherwise entitling Lessee to proceed with the proposed change without further approval, or (B) to be subject to approval in accordance with applicable procedures of such Commission(s). The Lessee further covenants and agrees that the Lessor may exercise any legal rights and remedies available to it with respect to non-compliance with this Article, including but not limited to injunctive relief in connection with any contractor or other party performing or asserting an obligation to perform any work on the Premises contrary to this Article.

ARTICLE 6-3 REPAIRS AND MAINTENANCE OF THE PREMISES

The Lessee, throughout the term of this Lease, without cost and expense to the Lessor shall take reasonable and proper care of the Premises and the Park Areas and shall keep the same in good order and condition. All repairs and replacements made by the Lessee shall be at least equal in quality and workmanship to the work being repaired or replaced, as the case may be.

ARTICLE 6-4 EASEMENTS

This Lease shall be subject to the following easements: (i) a no cost right of ingress and egress upon all portions of International Drive, as shown on Appendix E attached hereto and hereby made a part hereof, in favor of Lessee, its Transferees, as defined in Article 7-1(B), agents, employees, contractors and invitees, for the purpose of pedestrian and vehicular access to the Property, and (ii) a utility easement to International Drive in favor of Lessee and its Transferees, in the location shown on Appendix F attached hereto and hereby made a part hereof, which easement shall be granted by Lessor at no cost to Lessee and its Transferees (except that Lessee and its Transferees shall be responsible for the costs of any repairs or maintenance necessary in connection with such easement).

PART VII

GENERAL CONDITIONS

ARTICLE 7-1 SUBLEASE OR ASSIGNMENT; LIMITATIONS

(A) No sublease, assignment or other transfer of the Premises or any part thereof shall be entered into or effected by action of law or otherwise between the Lessee and any third party authorizing or involving any use, possession or occupancy of the Premises or any portion thereof, except as provided hereinafter.

(B) Lessee shall have the right to assign and transfer this Lease (1) to an International Organization or a foreign government acceptable to Lessor, for the official uses of an International Organization or for Legation purposes, or to an agency or instrumentality of the United States Government; (2) to a Non-Official Party, as provided in Article 7-2 or as otherwise provided by the express terms of the Lease, for the purpose of performing Lessee’s obligations to construct, reconstruct, repair, or maintain Improvements and/or transfer by such Non-Official

Party to an International Organization or a foreign government for the official uses of an International Organization or for Legation purposes or to an agency or instrumentality of the United States Government; or (3) by novation to the Successor Entity upon transfer of the Improvements to the Successor Entity.

In addition, Lessee shall have the right to assign, sublet or otherwise transfer (collectively, a “Transfer”) its interest (in whole or in part) in the Improvements, the Property and/or the Parks (hereinafter defined) to one or more assignees, subtenants or transferees (individually, a “Transferee” and collectively, “Transferees”), subject to Lessor’s prior written or deemed consent, as applicable (except as provided in the preceding sentence), which consent may be granted, conditioned or denied in accordance with the standard set forth below. Lessee shall provide Lessor with a written request for consent to such Transfer at least sixty (60) days prior to the date of the proposed Transfer, which request shall contain the proposed Transferee’s intended use, development or occupancy of all or any portion of the Improvements, the Property and/or the Parks, including a detailed explanation of the nature and purpose thereof, at the address of Lessor pursuant to Article 9-3 of the Lease. Lessee shall also provide promptly such additional information as may reasonably be requested by Lessor. Lessor shall provide its consent to such a Transfer unless, in the reasonable determination of the Secretary, the use, development or occupancy by the proposed Transferee could impair the safety or security of the International Center or the Secretary reasonably demonstrates that the use, development or occupancy could impair the continued operation of the International Center or could be contrary to the character of commercially acceptable uses or occupants in the surrounding area. Lessor shall inform Lessee in writing of the Secretary’s basis for any stated concerns, and shall indicate whether each such concern is a safety or security issue or a continued operation or incompatibility with surrounding area concern. If Lessor does not approve or disapprove the proposed Transfer in writing within thirty (30) calendar days of Lessor’s confirmed receipt of Lessee’s request for consent to such Transfer, Lessee shall provide Lessor with a second request for consent to the proposed Transfer. In the event Lessor does not approve or disapprove the proposed Transfer in writing within ten (10) calendar days after Lessor’s confirmed receipt of such second request from Lessee, the proposed Transfer and the intended use, development and/or occupancy shall be deemed acceptable and no further action of Lessee shall be required except to provide Lessor with progress updates on the intended use, development and/or occupancy as may be reasonably requested by Lessor or to satisfy any conditions imposed by Lessor, provided such conditions relate to the safety or security of the International Center. Any such determination based on safety or security considerations must be made personally by the Secretary, without delegation, and shall be final and conclusive as a matter of law. Any such determination based on damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area shall be subject to judicial review.

In the event Lessee or any Transferee fails to submit any proposed Transfer, use, development, and/or occupancy of all or any portion of the Property to Lessor for prior approval or violates any condition imposed by Lessor (provided such conditions relate to the safety or security of the International Center), the United States may obtain legal relief before the appropriate Federal court to enjoin any such Transfer, use, development, and/or occupancy or violation and obtain any appropriate legal or equitable remedies to require full and immediate compliance with the terms and conditions of this Article 7-1(B). In addition, any Transfer of any interest in all or any portion of the Property in violation of the conditions set forth in this Article 7-1(B), or otherwise imposed by Lessor (provided such conditions relate to the safety or security of the International Center), shall be null and void. In confirmation of the foregoing, Lessee, for itself and its Transferees, hereby consents to the filing of the request for legal relief by the United States, waives any and all defenses to the action and consents to the entry of a judgment in favor of the United States for any action relating to or arising out of (i) Lessee’s failure to submit a written request for consent to any proposed Transfer, use, development, and/or occupancy of any interest in all or any portion of the Property to Lessor for prior approval, or (ii) the Secretary’s written disapproval based on safety or security considerations. In the event Lessor provides Lessee with written disapproval of any proposed Transfer, use, development, and/or occupancy on the basis of damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area, Lessee, for itself and its Transferees, hereby agrees not to Transfer any interest in all or any portion of the Property and consents to the imposition of an injunction on such proposed Transfer, use, development, and/or occupancy, unless and until an agreement is reached with Lessor permitting such Transfer, use, development, and/or occupancy, or a final judgment is rendered in Lessee’s favor by a court of competent jurisdiction.

Lessor shall not be entitled to share with Lessee in any profits arising from such Transfer. Lessor shall have no right to recapture the Improvements, the Property and/or the Park(s), or any part thereof, in connection with any such Transfer. The provisions of this Article 7-1(B) shall apply to any Transfers by Lessee or any subsequent Transferees.

(C) Any proposed transferee pursuant to Article 7-1(B), by instrument in writing satisfactory to the Lessor and in a form recordable among the land records of the District of Columbia, shall agree, for itself and its successors and assigns, and expressly for the benefit of the Lessor, to be subject to all the obligations, conditions and restrictions to which the Lessee is subject under this Lease, except as otherwise agreed to by the Lessor in writing, and except for such obligations, conditions or restrictions not applicable to the transferee if a Non-Official Party.

(D) The Lessee shall notify the Lessor in writing of the availability of space excess to the needs of the Lessee (including any space available for sublease upon the expiration of the term of any sublease) and the terms and conditions of a proposed sublease thereof (hereinafter referred to as the “Sublease Proposal”), subject to the provisions in Article 7-1(E) and (F), and the Lessee shall offer to make available such space for sublease in accordance with the Sublease Proposal to a Priority Subtenant (as hereinafter defined), which Priority Subtenant shall be designated by the Lessor and approved by the Lessee, which approval shall not be unreasonably withheld, in which event the Lessor shall have the right to require the Lessee to sublease such space in accordance with the Sublease Proposal to such Priority Subtenant, provided that the Lessor so advises the Lessee (and such Priority Subtenant accepts in writing such Sublease Proposal) prior to the expiration of ninety (90) days after the date of such written notice from the Lessee to the Lessor. In exercising such rights, the Lessor shall give first priority to selecting an international organization or foreign government. For purposes of this Article 7-1, the term “Priority Subtenant” shall mean a subtenant that is (1) an International Organization, (2) a foreign government, (3) an agency or instrumentality of the United States Government or (4) a non-profit or governmental organization or agency which is engaged in international activities. In the event that the Lessor does not exercise such option within such ninety (90)-day period, such option shall continue to be exercisable by the Lessor with respect to the space covered by the Sublease Proposal until the earlier of the date on which the Lessee submits a new Sublease Proposal to the Lessor with respect to such space or the Lessee executes a lease or a letter of intent with a subtenant with respect to such space.

(E) On or after the Novation Date, in the event that any Sublease Proposal is accepted by a foreign government pursuant to Article 7-1(D), the annual rental rate payable by such foreign government shall be at rates at least as favorable as rates offered to other commercial lessees.

(F) On or after the Novation Date, in the event that any Sublease Proposal is accepted by an agency or instrumentality of the United States Government pursuant to Article 7-1(D), the annual rental rate payable by the United States Government shall be at rates at least as favorable as rates offered to other commercial lessees.

(G) On or after the Novation Date, if the Lessor does not exercise its rights under Article 7-1(D) to have the Sublease Proposal accepted by a Priority Subtenant, the Lessee shall have the right, subject to obtaining approval by the Lessor of the subtenant (which approval shall be granted unless Lessor demonstrates that leasing space to the proposed subtenant will damage the operations or security of the International Center or will be contrary to the character of commercially acceptable occupants in the surrounding neighborhood), (1) to sublease such space to any Priority Subtenant, or (2) to sublease such space to any person or entity other than a Priority Subtenant.

(H) Lessee shall be entitled to sublease in whole or in part to another entity or other entities subject to obtaining approval by the Lessor of the subtenant (which approval shall be granted unless Lessor demonstrates that subleasing the Lease to the proposed subtenant will damage the operations or security of the International Center or will be contrary to the character of commercially acceptable occupants in the surrounding neighborhood). After 4 years from the Novation Date, all percentage subtenant leasing restrictions will be removed.

ARTICLE 7-2 MORTGAGE OR ENCUMBRANCE OF THE PROPERTY; LIMITATIONS.

The Lessee shall have the right to encumber, pledge, or convey its right, title and interest in and to the Premises or any portion thereof by way of Mortgage, including any related transfer or assignment, subject to the provisions herein and in Article 7-3.

ARTICLE 7-3 MORTGAGE RIGHTS

If a Mortgagee sends the Lessor a copy of the Mortgage, together with written notice specifying the name and address of the Mortgagee, the following provisions shall apply so long as such Mortgage remains unsatisfied of record:

(A) There shall be no cancellation, surrender, modification or amendment of this Lease by joint action of the Lessor and the Lessee without the prior consent in writing of the Mortgagee.

(B) The Lessor shall, upon serving the Lessee with any notice of default or any notice of termination of this Lease pursuant to Article 8-2(B)(2), simultaneously serve a copy of such notice upon each Mortgagee, which notice shall not be effective until served on each such Mortgagee. Each such Mortgagee shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of as does the Lessee, plus an additional period of thirty (30) days, and the Lessor shall accept such performance by or at the instigation of such Mortgagee as if the same had been done by the Lessee.

(C) In addition to the foregoing provisions and notwithstanding that a Mortgagee may not have acted pursuant to such provisions, if, by reason of the occurrence or continuance of an uncured default, this Lease is terminated, the Lessor shall, on written request of a Mortgagee made at any time within thirty (30) days after such Mortgagee has received a written notice from the Lessor that this Lease has been terminated pursuant to Article 8-2, enter into a new lease of the Premises with such Mortgagee or its designee on such day designated by the Lessor that is within twenty (20) days after receipt of such request, which new lease shall be effective as of the date of such termination of this Lease for the remainder of the term of this Lease and upon the same terms, covenants, conditions and agreements as are herein contained; provided that such Mortgagee shall, on or prior to the execution and delivery of such new lease, agree in writing that promptly following the delivery of such new lease, such Mortgagee or its designee shall, with reasonable diligence, perform or cause to be performed all of the covenants and agreements herein contained on the Lessee’s part to be performed to the extent that the Lessee shall have failed to perform the same to the date of delivery of such new lease. The Lessor shall have no obligation to deliver physical possession of the Premises to such Mortgagee unless the Lessor at the time of the execution and delivery of such new lease has obtained physical possession thereof. The parties hereto intend that such new lease shall have the same relative priority in time and in right as this Lease and shall have the same right, title, interest, powers and privileges of the Lessee hereunder in and to the Premises, including automatic vesting of the Lessor’s title and interest in and to the Improvements and appurtenances on the Premises, until expiration of the term of this Lease as the same may be extended.

(D) If at any time there shall be more than one Mortgage constituting a lien on this Lease and the leasehold estate hereby created, the Mortgagee prior in lien to all others shall be vested with the rights (and thereby subject to the requirements) under this Article 7-3 to the exclusion of any junior Mortgagee; provided, however, that if the Mortgagee prior in lien to all other Mortgagees fails or refuses to exercise the rights set forth under this Article 7-3, each Mortgagee junior in lien in the order of priority of their respective liens shall have the right to exercise such rights.

(E) Any Mortgage or any transaction which has the effect by operation of law or otherwise of creating an interest in any third party in the Premises or any part thereof, shall contain or shall be construed to contain the express provisions.

(i) that the Lessor does not thereby consent to subordination of its interests reserved under this Lease or as owner of title to the Property;

(ii) that it confers upon the Mortgagee no right, title or interest in and to the Premises or to the portion thereof subject to such Mortgage, or in any improvements thereon, except those enjoyed by the Lessee pursuant to this Lease;

(iii) that no use, possession or occupancy may result in favor of any Mortgagee, except for assumption of Lessee’s obligations for construction, repair or maintenance of Improvements thereon, and/or transfer to a foreign government or international organization for purposes authorized herein; and

(iv) that upon foreclosure, if any, all terms and conditions herein shall be fully binding upon any purchaser at foreclosure or grantee under a deed in lieu of foreclosure.

(F) There shall be no merger of a leasehold estate created by this Lease with an ownership (fee) estate in the Property by reason of the fact that the same party may own or hold (1) the leasehold estate created by this Lease or any interest in such leasehold estate, and (2) any ownership interest in the Property and no such merger shall occur unless or until all parties, including any Mortgagee, having any interest in (a) the leasehold estate created by this Lease, and (b) the ownership (fee) estate in the Property, shall join in a written instrument effecting such merger and shall duly record the same.

ARTICLE 7-4 PUBLIC CHARGES

The Lessee, from the date of execution of the Original Lease, and so long as the term of this Lease shall not have expired or terminated pursuant to the terms hereof, shall be responsible for and agrees to pay and discharge (to the extent Lessee is determined by proper authority to be liable therefor in the event such debt is contested) all water rents, sewer rents, and charges, duties, license and permit fees, and other charges for public utilities of any kind. (All such rents, charges, duties or fees may hereinafter be referred to as “public charges”). Nothing herein shall be construed to render the Lessee liable for property tax assessments or for any public charges or taxes of any nature whatsoever from which it is or may be entitled to exemption. If at any time during the term of this Lease the Government of the United States is not the Lessor hereunder and such Lessor is not exempt from the payment of taxes imposed with respect to the Property, the Lessor shall pay all such taxes when the same become due and payable.

ARTICLE 7-5 MECHANICS’ LIENS

(A) If any mechanics’ lien or other lien or charge arising from debts, obligations or liabilities undertaken or contracted for in connection with any work being performed or any materials being furnished to Lessee or an agent thereof shall be filed or made against the Property or the Improvements or any part thereof, or if any such lien or charge shall be filed or made against Lessor as owner, then Lessee, at Lessee’s cost and expense, shall cause the same to be cancelled and discharged of record by payment thereof or filing of a bond or otherwise, if so required, or shall defend to the extent deemed necessary by the Lessee, at Lessee’s cost and expense, any action, suit or proceeding which- may be brought for the enforcement of such lien or charge, and shall pay any damages, costs and expenses suffered or incurred therein by Lessor, and shall satisfy and discharge any judgment entered therein; provided, however, that any such liens or charges arising from the performance of work by the Lessor or the Lessor’s agents or contractors shall be satisfied and discharged by the Lessor.

(B) Notice shall be given by the Lessee to all contractors, subcontractors, suppliers or persons or firms performing services, that the Lessor shall not be liable for any work performed for the Lessee in the construction, reconstruction, alteration, maintenance or repair of Improvements, or for any materials furnished in connection therewith and that no mechanics’ or other lien for such work or materials may be permitted to attach to the reversionary or other interest of Lessor.

ARTICLE 7-6 FIRE AND OTHER CASUALTY; RESTORATION AND REPAIR

If the Improvements now or hereafter situated on the Property or the Park Areas should at any time during the term of this Lease be damaged or destroyed by fire or otherwise, the Lessee shall restore and rebuild the Improvements to the same condition in accordance with the Final Improvements Plans or in accordance with such plans and specifications as are approved by appropriate public authorities in accordance with Article 6-2. Such restoration and rebuilding shall be undertaken with reasonable diligence, taking into account the time necessary (A) to collect funds necessary for such restoration and rebuilding (through insurance proceeds or otherwise), (B) to determine the manner in which such restoration and rebuilding will be performed, (C) to perform such restoration or rebuilding and (D) to obtain any necessary approvals of public authorities. Failure of the Lessee to restore and rebuild shall be deemed a default for purposes of Article 8-2(B)(2).

ARTICLE 7-7 INSURANCE COVERAGE

(A) At all times during the term of this Lease, Lessee shall keep Improvements hereafter erected or which are being erected on the Property or the Park Areas, and all construction equipment used in connection therewith, insured by insurance companies licensed and registered to do business in the District of Columbia against (1) loss or damage to Improvements in an amount representing no less than eighty percent (80%) of the full insurable value (the term “full insurable value” to mean the actual replacement cost, excluding foundation and excavation cost and cost of underground structures, utilities, pipes and drains), which shall be adjusted not less than every five (5) years from the date of issuance of such insurance; and (2) comprehensive third party liability and property damage insurance, such insurance to afford minimum protection, during the term hereof, of not less than $500,000 in respect of bodily injury or death to any one person, and of not less than $1,000,000 in respect of any one occurrence, and of not less than $100,000 for property damage, which liability insurance shall waive any right of the insurer to invoke any privilege or immunity (as an International Organization or sovereign government) of the Lessee. The minimum liability insurance amounts set forth in clause (2) above shall be increased annually on each anniversary of the date of execution of the Original Lease by an amount determined by multiplying each such amount by a fraction, the numerator of which shall be the Consumer Price Index (as hereinafter defined) for the most recent month for which the Consumer Price Index is published preceding the date of such increase and the denominator of which shall be the Consumer Price Index for the most recent month for which the Consumer Price Index is published preceding the date of execution of the Original Lease. For purposes of this Article 7-7(A), the term “Consumer Price Index” shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items, for the Washington, D.C. metropolitan area (1977=100) promulgated by the United States Bureau of Labor Statistics. If the Consumer Price Index is discontinued, the successor (or if there is no successor, the most comparable) cost-of-living index shall be used in lieu of the Consumer Price Index for purposes of this Article 7-7(A). The Lessee shall provide copies from time to time, as required by the Lessor, of certificates of insurance obtained and maintained pursuant to this Article.

(B) Except to the extent the parties agree otherwise, all proceeds of casualty insurance received by the Lessee shall be held by the Lessee and applied for the purpose of completion of restoration or repair required under Article 7-6 unless this Lease shall be first terminated, in which event funds shall be held in trust to the extent necessary to provide for restoration or repair or for demolition and clearance of remaining structures or improvements if undertaken by the Lessor within six (6) months from the date of termination.

(C) In the event the Lessee at any time fails to secure and maintain in full force and effect any or all of the insurance required pursuant to the foregoing provisions of this Article, the Lessor, at its option, may procure or renew such insurance, and all premiums paid therefor by the Lessor shall be treated as additional rent payable by the Lessee. The Lessor shall notify the Lessee in advance of the date, purposes and amounts of any such payments proposed to be made by it under this provision.

ARTICLE 7-8 INDEMNITY; PAYMENT OF JUDGMENTS AND CLAIMS

Lessee will indemnify and save harmless the Lessor, its agents, assigns, or contractors from and against any and all liability for actual loss or damages, including but not limited to fines, penalties, settlements or judgments (to the extent that the same are not paid out of the proceeds of any policies of insurance or otherwise) resulting from claims of any nature arising from the negligence of Lessee (including its agents, employees or contractors) in connection with the possession, use, and occupancy of the Premises and adjoining sidewalks and public spaces which the Lessee is obligated to maintain. The Lessee shall satisfy, pay and discharge any and all judgments, to the extent that the same arise from the negligence of the Lessee, that may be imposed against the Lessor in any action or actions in which Lessor may be a party defendant, or that may constitute a lien against any interest of the Lessor in the Premises.

ARTICLE 7-9 RIGHTS OF LESSOR TO ENFORCE

In amplification, and not in restriction, of the provisions of Article 2-7, the United States as Lessor shall be deemed the beneficiary of the agreements and covenants herein, both in its own right and also for the purpose of protecting the interests of the International Center and any part thereof. Such agreements and covenants shall run in favor of the United States for the entire period during which such agreements and covenants shall be in force and effect without regard to whether the Secretary, as representative of the United States, or any other agency of the United States, remains or is an owner of any land in the International Center or any interest therein. The United States shall have the exclusive right, in the event of any breach of any such agreement or covenant, to exercise such rights and remedies, and to maintain any actions or suits at law or in equity or other proper proceedings to enforce the curing of such breach of Agreement or covenant, to which it may be entitled.

ARTICLE 7-10 LIMITATIONS OF THIRD PARTY RIGHTS; NOTICE

No provision of this Lease referring to rights or obligations limited to sovereign governments or International Organizations (including, but not limited to, Article 2-1 and Article 7-11) shall confer any rights or benefits on any third party, nor shall any third party be entitled to plead any such provision as a defense to or as a basis for any claim or action arising in connection with this Lease. This Article shall apply to any party deemed by operation of law to be a third-party beneficiary hereunder or entitled to claim benefits as a third party in any court having jurisdiction thereof.

ARTICLE 7-11 AVAILABILITY OF FUNDS; APPROPRIATIONS

The obligations undertaken herein by or on behalf of any agency of the United States shall be subject to the availability of funds appropriated therefor by the Congress or available from the disposition of properties within the International Center in accordance with the terms of this Lease, or otherwise as provided by law. This provision shall also apply to any obligation undertaken by a sovereign government (or International Organization) Lessee, as between such Lessee and the United States as Lessor.

PART VIII

DELAY, TERMINATION, REMEDIES

ARTICLE 8-1 DELAY IN PERFORMANCE

For the purposes of any of the provisions of this Lease, neither party shall be considered in breach of or in default of its obligations, in the event of delay in the performance of such obligations due to causes beyond its control and without its fault or negligence, including, but not restricted to, coordination of work with contractors or agencies not controlled by the party incurring delay, force majeure, acts of the Government or of the District of Columbia or of any court of competent jurisdiction (except in the event of delay by either party for acts of any agency thereof having jurisdiction over or responsibility for the performance of any obligations herein), acts of the public enemy, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, and severe weather, or delays of contractors or subcontractors due to any of the above causes; it being the purpose and intent of this provision that in the event of the occurrence of any such enforced delay, the time or times for performance of the obligations of either party shall be extended for any period of delay proximately caused thereby.

ARTICLE 8-2 DEFAULT; REMEDIES AND PROCEDURES

(A) The failure of the Lessor or the Lessee to comply with any of the terms, covenants or conditions to be performed by such party hereunder shall constitute a default hereunder. Upon the occurrence of a default, either party may submit notice to the other of a default by the other party.

(B) Except to the extent otherwise provided herein, in case such default shall not be cured or remedied, or reasonable efforts undertaken for that purpose within sixty (60) days after receipt of the notice of default as required in the preceding paragraph, the complaining party may:

(1) Institute such proceedings as may be necessary or desirable in its opinion to cure and remedy such default, including but not limited to, proceedings to compel specific performance by the party in default of its obligations; or

(2) Terminate this Lease in the event of material default, by issuing notice of termination which shall be effective nine (9) months from the date of issuance provided that such termination shall not be effective if such default is cured prior to the expiration of such nine (9) month period and provided further that if such default is of such nature that it is not susceptible of being cured with reasonable diligence within such nine (9) month period, such termination shall not be effective so long as the defaulting party is continuing to use reasonable diligence to endeavor to cure such default.

ARTICLE 8-3 RIGHT OF TRANSFER IN LIEU OF REMEDIES

The Lessee shall have the right, notwithstanding any other provision in this Lease, after a notice of termination has been issued and prior to the date upon which termination of this Lease becomes effective pursuant to Article 8-2(B)(2) (unless the Lease term will have expired during such period) to sublease, assign or transfer the Premises in accordance with the terms of Article 7-1, subject to satisfaction of all debts and liabilities attaching thereto, for the remainder of this Lease upon such terms and conditions as it may deem appropriate, in lieu of all other remedies or payments in this Part VIII.

ARTICLE 8-4 TERMINATION

(A) In the event of termination, whether by expiration of the Lease term or prior termination by default or otherwise, and if the Premises are not otherwise disposed of pursuant to Article 8-3, the Lessor shall have the right, after the date upon which termination of this Lease becomes effective pursuant to Article 8-2(B)(2), of reentry and repossession of the

Premises, excluding therefrom moveable fixtures, furnishings, equipment or personal property of any kind and nature, and the right, title and interest in the Property and Improvements not excluded hereunder shall vest in the Lessor at the time of reentry, subject to the terms and provisions hereinafter.

(B) The Lessee shall remain responsible for maintenance, repair or restoration of the Premises until the right of reentry shall be available to the Lessor or be earlier granted by the Lessee.

ARTICLE 8-5 TERMINATION PAYMENTS

(A) In the event of termination, and where disposition of the Premises is not effected under Article 8-3, the Lessor shall pay to the Lessee, subject to any setoffs to which the Lessor is entitled:

(i) an amount equal to all payments of rent or payments in lieu of periodic rent previously paid by Lessee to Lessor hereunder. The foregoing amount shall be reduced by an amount equal to 1/99 thereof times the number of years or portion thereof elapsed from June 8, 1982 to the date of termination.

(ii) an amount equal to the value, as defined hereinafter, of Improvements constructed in accordance with final improvements plans, or of additions or modifications thereto if approved where required in accordance with Article 6-2, and the cost incurred by the Lessee in demolishing structures and improvements pursuant to Article 5-1. The foregoing amount shall be reduced by an amount equal to 1/75 thereof times the number of years or portion thereof elapsed from the date of substantial completion of the Improvements.

(iii) the amounts in (i) and (ii) shall, in the event of default by the Lessor, be increased by an amount equal to the balance thereof payable on the date of termination times the statutory rate of interest payable for judgments against the United States effective on the date of termination, and in the event of default by the Lessee, the amounts payable shall be decreased in like manner; it being expressly agreed by the parties, for and on behalf of themselves and their successors in interest or assigns, if any, that the amount(s) of increase or decrease under (iii) herein shall be as and for liquidated damages for or on behalf of the non-defaulting party.

(B) The value of Improvements for purposes of this Part VIII, unless otherwise provided herein, shall be based on actual site cost to the Lessee of materials, equipment, labor, and direct site overhead and services required for construction or installation of Improvements remaining on or within the Premises, but shall not include offsite overhead or services. In the event existing Improvements are required to be removed, then the value of such Improvements shall be salvage value less the cost of such removal.

(C) Limitation on Payments: The Lessor shall not be required to make any payment hereunder except from rental proceeds or payments in lieu thereof received from time to time from substitute Lessees or other transferees or otherwise from disposition of the Premises or any interest therein. Any remaining balance payable by the Lessor arising from this Part VIII shall be payable only at such time as appropriations for such payment are made by the appropriate governmental authority of the United States.

ARTICLE 8-6 NON-OFFICIAL PARTIES: NOTICE OF DEFAULT AND TERMINATION

The provisions of Articles 8-2 through 8-4(A) shall not apply to any Non-Official Party other than the Successor Entity. If at any time during the term of this Lease any Non-Official Party shall make default in payments or in the performance or observance of any of the terms, covenants, or conditions of this Lease for sixty (60) days after written notice and demand (in the case of a default that can be practicably cured within said sixty day period), or if such default shall be of such a nature that the same cannot practicably be cured within said period and such Non-Official Party shall not within said period commence with due diligence the curing and performance of such defaulted term, covenant, or condition, or if such Non-Official Party shall thereafter fail or neglect to prosecute and complete with due diligence the curing and performance of such defaulted term, covenant, or condition, then and in any such case, Lessor, at Lessor’s option, may elect to terminate this Lease at any time by giving ninety (90) days’ notice in writing to such successor Lessee, and the term of this Lease shall expire by limitation at the expiration of said last mentioned ninety (90) days’ notice as fully and completely as if said date were the date herein originally fixed for the expiration of the term hereby granted, unless, before the expiration of such ninety (90) day period, such default has been fully cured and corrected or such Non-Official Party is proceeding with due diligence to cure such default in performance.

Upon termination such Non-Official Party shall quit and surrender the Premises to Lessor, without any payment therefor by Lessor, and Lessor, upon the expiration of said last mentioned ninety (90) days’ notice, or at any time thereafter, may reenter the Premises and remove all persons and property therefrom by any suitable action or proceeding at law or equity, and may have, hold or dispose of the Premises subject to the rights of the parties, if any, concerning payment to the Lessee or successor in interest thereto in accordance with the preceding Article 8-5, which shall govern the rights of the parties in the event of termination.

PART IX

ADMINISTRATIVE PROVISIONS

ARTICLE 9-1 INTEREST OF MEMBERS OF OR DELEGATES TO CONGRESS

No member of or delegate to the Congress of the United States of America shall be admitted to any share or part hereof or to any benefit to arise herefrom. This provision shall not limit the right of any such person to dispose of any interest inconsistent therewith prior to the effective date of this Lease or any transaction thereunder.

ARTICLE 9-2 INTEREST OF OFFICERS, EMPLOYEES OR AGENTS

No officer or employee of the Lessor shall participate in any decision relating to this Lease which affects the interests of any corporation, partnership, association, property or commercial activity in which such officer or employee has a direct or indirect substantial interest.

ARTICLE 9-3 APPROVALS AND NOTICES

Approvals, determinations, notices, demands or waivers authorized or required under this Lease shall be effective and valid if personally delivered, sent by United States Registered or Certified Mail, return receipt requested and postage prepaid, facsimile, e-mail, or other electronic transmission, if to the Lessor, addressed to the Lessor at Department of State, Washington, D.C. 20520, Attention: Assistant Secretary for Administration, with copies to the attention of such other persons at the Department of State or at such other address as the Lessor may from time to time designate by written notice to the Lessee, and if to the Lessee, addressed to the Lessee at 3400 International Drive, N.W., Washington, D.C. 20008, Attention: Director, Corporate Services and Real Estate, with copies to General Counsel at the same address, or at such other address as the Lessee may from time to time designate by written notice to the Lessor.

ARTICLE 9-4 AMENDMENTS

This Lease may as amended only by a written document, duly executed by the parties hereto, evidencing the mutual agreement of the parties to such amendment, and such amendments shall be recorded where appropriate in the land records of the District of Columbia.

ARTICLE 9-5 TITLES OF ARTICLES

The titles of the several Articles, Parts, or other divisions of this Lease or of any document attached hereto or incorporated herein are inserted for convenience of reference only and shall be disregarded in construing or interpreting any of the provisions of this Lease.

ARTICLE 9-6 CERTIFICATION OF THE PARTIES

The parties by affixing their signature hereafter do certify that all conditions necessary to the valid execution and delivery of this Lease on their part have been complied with and that all things necessary to constitute this Lease as a valid, binding and legal agreement on the terms and conditions and for the purposes set forth herein have been done and performed, and that the execution and delivery of this Lease on their part have been authorized in-accordance with their respective laws.

ARTICLE 9-7 INVALID PROVISIONS; SAVINGS CLAUSE

If any provision of this Lease is held invalid, the remainder of this Lease shall not be affected thereby.

ARTICLE 9-8 WAIVER OF CONVERSION OF TITLE

The Lessee hereby waives and releases the provision of any law or decision or action of any court of competent jurisdiction now or hereafter existing that would convert Lessee’s leasehold interest or any part thereof in the Property created by this Lease into a fee simple ownership by the Lessee of the Property, and the Lessee agrees that in the event that such law or judicial authority shall treat this Lease as resulting in a transfer of fee simple title in the Property to the Lessee, the Lessee shall, at the request of the Lessor, execute such further documents as may be reasonably required to vest fee simple title to the Property in Lessor subject to the provisions of this Lease.

ARTICLE 9-9 RIGHT OF INSPECTION

The Lessor shall have the right at all times upon prior notice to the Lessee and in company with a representative of the Lessee to inspect all work for purposes of maintenance of the Premises in accordance with the provisions of this Lease.

ARTICLE 9-10 BINDING EFFECT

This Lease shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

PART X

OPTION TO PURCHASE PROPERTY

ARTICLE 10-1 OPTION TO PURCHASE

(A) Lessor hereby grants to Lessee and to any Transferees approved by Lessor as provided herein an option to purchase the Property (the “Option”) on the following terms and conditions. The Option may be exercised at any time after the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Lessee or a Successor Entity but prior to the expiration or earlier termination of the Lease. Upon Lessee (or its Transferee) notifying Lessor, in writing, of its intention to exercise the Option, Lessor and Lessee (or its Transferee) shall work cooperatively to facilitate the sale of the Property promptly. The purchase price to be paid by Lessee (or its Transferee) to Lessor for the sale of the Property (the “Purchase Price”) shall be equal to the appraised value of the Property in fee simple without encumbrances, less the sum of (a) $7,250,000, and (b) all Additional Rent payments made by Lessee under Article 3-2 of this Lease.

(B) If Lessee desires to exercise the Option, it shall notify the Lessor in writing. Lessor shall, at its own cost, obtain an appraisal of the Property as unencumbered fee simple land, suitable for use as commercial office/retail property within 120 days. If Lessee does not accept the appraisal, Lessee may obtain a second appraisal at its own cost. If the Lessor and

Lessee do not agree on the appraised value based on the first two appraisals, the two appraisers shall select a third appraiser to prepare a third appraisal, the cost of which shall be borne equally by Lessor and Lessee. As among the three appraisals, the middle appraised value shall be binding.

(C) All closing costs of any nature not otherwise expressly allocated herein, including, without limitation, filing fees, conveyancing, examination of title, title insurance, survey, settlement fees, tax certificates, if any, and notary fees, shall be shared and allocated between the parties in accordance with the customary allocation of such items in the District of Columbia in commercial transactions between private parties. Notwithstanding the foregoing, Lessee (or its Transferee) shall pay the District of Columbia Real Property Deed Recordation Tax at settlement. Lessor shall be responsible for paying the District of Columbia Real Property Deed Transfer Tax in respect of this transaction, provided Lessor may file a claim for exemption therefrom. Nothing herein is intended to modify the applicability or effect of any statutory exemptions from recordation or transfer taxes otherwise applicable to this transaction. Lessee (or its Transferee) shall pay its own attorneys’ fees and any costs arising out of Lessee’s (or its Transferee’s) financing arrangements.

(D) The deed conveying the Property from the Lessor to the Successor Entity shall include a provision, which shall run with the land, obligating the Successor Entity to pay fifty percent (50%) of the actual costs incurred by the Lessor for maintenance, repairs, landscaping and improvements only to the extent chargeable to roads and sidewalks contiguous to the Property (not including any parks). Such payment will be made upon receipt of billings from the Department of State.

(E) Upon conveyance of the Property, this Lease shall terminate and Lessee shall have no further obligations hereunder except as specifically provided herein. At the time of such conveyance and at Lessee’ request, Lessor and Lessee shall enter into an agreement obligating Lessor to continue to provide fifteen street parking spaces (or such lesser amount as is agreed upon by Lessor and Lessee for a parking fee adjusted annually to reflect the average of three prevailing, commercial rates for parking in the vicinity of the International Center).

(F) In the event Lessee (or its Transferee) purchases the Property, Lessee (or its Transferee) shall have the option to purchase either or both of Park I or Park III (each a “Park” and together, the “Parks”, and described on Appendix D attached hereto and hereby made a part hereof), provided that the closing of the purchase of either or both of Park I or Park III takes place no later than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Lessee (or its Transferee). In such event, the purchase price for Park I shall be $2,217,716, and the purchase price for Park III shall be $1,104,414.

In the event Lessee (or its Transferee) elects not to purchase either or both Park I or Park III within the three (3) year period set forth above, Lessee (or its Transferee) shall have a continuing right of first offer thereafter to purchase or lease such Park or Parks at their fair market value. In the event Lessor, in its sole discretion, elects to sell or lease either Park to a third party more than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Lessee (or its Transferee), it shall notify Lessee (or its Transferee), in writing, of its intent to sell or lease, as the case may be, Park I, Park III, or both, as applicable. Lessee (or its Transferee) shall have ninety (90) days within which to notify Lessor of its interest in purchasing or leasing any Park being offered for sale or lease, as the case may be. If Lessor and Lessee (or its Transferee) are unable to agree upon the fair market value of such Park or Parks within ninety (90) days of Lessee’s (or its Transferee’s) notice of expression of interest to Lessor, Lessor shall, at its own cost, obtain an appraisal of such Park or Parks. If Lessee (or its Transferee) does not accept the appraisal, Lessee (or its Transferee) may obtain a second appraisal at its own cost. If Lessor and Lessee (or its Transferee) do not agree on the appraised value based on the first two appraisals, the two appraisers shall select a third appraiser to prepare a third appraisal, the cost of which shall be borne equally by Lessor and Lessee (or its Transferee). The highest and lowest appraised values shall be disregarded and the purchase price or rent, as applicable, shall be deemed to be equal to the remaining appraised value, which amount shall be binding upon the parties. If Lessee (or its Transferee) does not notify Lessor of its intent to exercise its option to purchase or lease Park I, Park III, or both, as applicable, within ninety (90) days from the date it is offered by Lessor to Lessee (or its Transferee) as provided above, Lessor shall be free to sell or lease Park I, Park III, or both, as applicable, on the open market to an outside party within one

(1) year following the expiration of such ninety (90) day period. Should Lessor fail to sell or lease within such one (1) year period, and provided Lessor has not been actively and continuously pursuing the sale or lease, as the case may be, of either or both Parks despite the expiration of such one (1) year period, Lessee’s (or its Transferee’s) right of first offer shall again be applicable in the event Lessor decides to sell or lease either or both Parks.

(G) Subject to the prior written approval of Lessor (which approval may be granted, conditioned or denied in accordance with the standards applicable to Lessor’s consent rights with respect to proposed Transferees) and to all the other terms and conditions set forth in this Lease, Lessee shall have the right to Transfer its Option to a third party. Such Option may be Transferred any time after Lessor has received written notice from Lessee of its intention to Transfer such Option and Lessee has received Lessor’s approval of the proposed Transfer. Notwithstanding the foregoing, no such Transfer shall be effective for any purpose until Lessor is given no less than thirty (30) days’ advance written notice thereof and until Lessor receives (i) an executed counterpart of the instrument of Transfer containing, inter alia, the name, address and telephone number of the Transferee, (ii) an executed instrument of assumption of Lessee’s obligations under the Lease by said Transferee, effective as of the date of the Transfer, and (iii) an affidavit of the Transferee or the managing member, principal, officer, or general partner thereof, setting forth the names and addresses of all individuals or entities having interests in the Transferee and of all directors and officers of the Transferee; provided, however, that if the Transferee is an entity whose stock or ownership interests are publicly traded, the affidavit shall be limited to those individuals or entities with greater than a five percent (5%) ownership interest in the Transferee. Lessee’s right under this Article shall not be assignable or transferable separate and apart from this Lease, it being the intent of the parties that such right and this Lease shall be owned by one and the same party who shall be the Lessee hereunder.

(H) In the event Lessor conveys title to the Property to Lessee or its Transferee, the Lease shall terminate in accordance with Article 10-1(E), above, and the covenants set forth in subsections A. through F., below (with Lessor as “Grantor” and Lessee or its Transferee as “Grantee”), shall be included in the quitclaim deed as covenants running with the land; provided, however, that the covenant granting an easement to access and enter the Property for the purpose of maintaining and repairing the Parks, as set forth in subsection D.(i), below, shall be included in the quitclaim deed as a covenant running with the land only if Lessor (or its successors or assigns) remains the fee owner of the Parks at the time in which the title to the Property is conveyed to Lessee or its Transferee.

A.

Department of State Approval Rights. Grantee shall have the right to assign, lease or otherwise transfer (collectively, a “Transfer”) its interest (in whole or in part) in the Property hereby conveyed to one or more assignees, tenants or transferees (individually, a “Transferee” and collectively, “Transferees”), subject to the prior written or deemed consent, as applicable, of the United States of America, acting by and through the Secretary (“State Department”), which consent may be granted, conditioned or denied in accordance with the standard set forth below. Grantee shall provide the State Department with a written request for consent to such Transfer at least sixty (60) days prior to the date of the proposed Transfer, which request shall contain the proposed Transferee’s intended use, development and/or occupancy of all or any portion of the Property, including a detailed explanation of the nature and purpose thereof, at the following address of the State Department: Department of State, Washington, DC 20520, Attention: Assistant Secretary for Administration, or at such other address as Grantor may, from time to time, designate by written notice to Grantee. Grantee shall also provide promptly such additional information as may reasonably be requested by the State Department. The State Department shall provide its consent to such a Transfer unless, in the reasonable determination of the Secretary, the use, development and/or occupancy by the proposed Transferee could impair the safety or security of the International Center or the Secretary reasonably demonstrates that the use, development and/or occupancy could impair the continued operation of the International Center or could be contrary to the character of commercially acceptable uses or occupants in the surrounding area. The State Department shall inform Grantee in writing of the Secretary’s basis for any stated concerns, and shall indicate whether each such concern is a safety or security issue or a continued

operation or incompatibility with surrounding area concern. If the State Department does not approve or disapprove the proposed Transfer in writing within thirty (30) calendar days of the State Department’s confirmed receipt of Grantee’s request for consent to such Transfer, Grantee shall provide the State Department with a second request for consent to the proposed Transfer. In the event the State Department does not approve or disapprove the proposed Transfer in writing within ten (10) calendar days after the State Department’s confirmed receipt of such second request from Grantee, the proposed Transfer and the intended use, development and/or occupancy shall be deemed acceptable and no further action of Grantee shall be required except to provide the State Department with progress updates on the intended use, development and/or occupancy as may be reasonably requested by the State Department or to satisfy any conditions imposed by the State Department, provided such conditions relate to the safety or security of the International Center. Any such determination based on safety or security considerations must be made personally by the Secretary, without delegation, and shall be final and conclusive as a matter of law. Any such determination based on damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area shall be subject to judicial review.

B.

Judicial Review and Enforcement. In the event Grantee or any Transferee fails to submit any proposed Transfer, use, development, and/or occupancy of all or any portion of the Property to Grantor for prior approval or violates any condition imposed by the Secretary (provided such conditions relate to the safety or security of the International Center), the United States may obtain legal relief before the appropriate Federal court to enjoin any such Transfer, use, development, and/or occupancy or violation and obtain any appropriate legal or equitable remedies to require full and immediate compliance with the terms and conditions of the Quitclaim Deed. In addition, any Transfer of any interest in all or any portion of the Property in violation of the conditions set forth in this Quitclaim Deed or otherwise imposed by Grantor (provided such conditions relate to the safety or security of the International Center) shall be null and void. In confirmation of the foregoing, Grantee, for itself and its Transferees, hereby consents to the filing of the request for legal relief by the United States, waives any and all defenses to the action and consents to the entry of a judgment in favor of the United States for any action relating to or arising out of (i) Grantee’s failure to submit a written request for consent to any proposed Transfer, use, development, and/or occupancy of any interest in all or any portion of the Property to Grantor for prior approval, or (ii) the Secretary’s written disapproval based on safety or security considerations. In the event Grantor provides Grantee with written disapproval of any proposed Transfer, use, development, and/ or occupancy on the basis of damage to the continued operation of the International Center or incompatibility with the character of commercially acceptable occupants or uses in the surrounding area, Grantee, for itself and its Transferees, hereby agrees not to Transfer any interest in all or any portion of the Property and consents to the imposition of an injunction on such proposed Transfer, use, development, and/or occupancy, unless and until an agreement is reached with Grantor permitting such Transfer, use, development, and/or occupancy, or a final judgment is rendered in Grantee’s favor by a court of competent jurisdiction.

C.	Option to Purchase Parks. Grantee (or its Transferee) shall have the option to purchase either or both of the parks identified on Appendix D attached hereto and hereby made a part hereof (hereinafter referred to as “Park I” or “Park III”, each a “Park” and together, the “Parks”), provided that the closing of the purchase of either or both of Park I or Park III takes place no later than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property hereby conveyed to Grantee (or its Transferee). In such event, the purchase price for Park I shall be $2,217,716, and the purchase price for Park III shall be $1,104,414.

In the event Grantee (or its Transferee) elects not to purchase either or both Park I or Park III within the three (3) year period set forth above, Grantee (or its Transferee) shall have a continuing right of first offer thereafter to purchase or lease such Park or Parks at their fair market value. In the event Grantor, in its sole discretion, elects to sell or lease either Park to a third party more than three (3) years following the effective date of legislation enacted by the United States Congress that authorizes the conveyance of the Property to Grantee (or its Transferee), it shall notify Grantee (or its Transferee), in writing, of its intent to sell or lease, as the case may be, Park I, Park III, or both, as applicable. Grantee (or its Transferee) shall have ninety (90) days within which to notify Grantor of its interest in purchasing or leasing any Park being offered for sale or lease, as the case may be. If Grantor and Grantee (or its Transferee) are unable to agree upon the fair market value of such Park or Parks within ninety (90) days of Grantee’s (or its Transferee’s) notice of expression of interest to Grantor, Grantor shall, at its own cost, obtain an appraisal of such Park or Parks. If Grantee (or its Transferee) does not accept the appraisal, Grantee (or its Transferee) may obtain a second appraisal at its own cost. If Grantor and Grantee (or its Transferee) do not agree on the appraised value based on the first two appraisals, the two appraisers shall select a third appraiser to prepare a third appraisal, the cost of which shall be borne equally by Grantor and Grantee (or its Transferee). The highest and lowest appraised values shall be disregarded and the purchase price or rent, as applicable, shall be deemed to be equal to the remaining appraised value, which amount shall be binding upon the parties. If Grantee (or its Transferee) does not notify Grantor of its intent to exercise its option to purchase or lease Park I, Park III, or both, as applicable, within ninety (90) days from the date it is offered by Grantor to Grantee (or its Transferee) as provided above, Grantor shall be free to sell or lease Park I, Park III, or both, as applicable, on the open market to an outside party within one (1) year following the expiration of such ninety (90) day period. Should Grantor fail to sell or lease within such one (1) year period, and provided Grantor has not been actively and continuously pursuing the sale or lease, as the case may be, of either or both Parks despite the expiration of such one (1) year period, Grantee’s (or its Transferee’s) right of first offer shall again be applicable in the event Grantor decides to sell or lease either or both Parks.

D.

Easements. This Quitclaim Deed is expressly made subject to the following easements: (i) a no cost right of access to and of entry upon all portions of the Property in favor of the United States and its successors and assigns, and its officers, agents, employees, contractors, and subcontractors, for the purpose of maintaining and repairing the Parks for so long as the United States (or its successors or assigns) remains the owner of the Parks, provided such right of access and entry shall be utilized in a fashion to minimize disruption to the operation of the Property. Such easement right shall automatically terminate with respect to each Park upon the conveyance of title in such Park or Parks by the United States (or its successors or assigns) to Grantee or its Transferees. The preceding sentence shall be self-operative and no other instrument shall be required to effectuate such termination, (ii) a no cost right of ingress and egress upon all portions of International Drive, as shown on Appendix E attached hereto and hereby made a part hereof, in favor of Grantee, its Transferees, agents, employees, contractors, and invitees, for the purpose of pedestrian and vehicular access to the Property, and (iii) a utility easement to International Drive in favor of Grantee and its Transferees, in the location shown on Appendix F attached hereto and hereby made a part hereof, which easement shall be granted by Grantor (or its successors or assigns) at no cost to Grantee and its Transferees (except that Grantee and its Transferees shall be responsible for the costs of any repairs or maintenance necessary in connection with such easement). This

Quitclaim Deed is also expressly made subject to any easements, covenants, reservations, or encumbrances existing at the time of conveyance whether or not shown on the public records and Grantee hereby expressly acknowledges and agrees that title is conveyed subject thereto. For matters not shown on the public records or for which Grantee has no actual knowledge, Grantee may assert any defense or rights it may have in connection therewith except against the United States as Grantor.

E.	Maintenance Costs. Grantee shall pay fifty percent (50%) of the actual costs and expenses incurred by the United States for maintenance, repairs, landscaping, and improvements allocable to roads and sidewalks contiguous to the Property (but not including costs and expenses incurred by the United States in connection with maintenance, repairs, landscaping, and improvements allocable to the Parks). The United States, acting by and through the State Department, shall deliver to Grantee on an annual basis an invoice for the reimbursable costs and expenses, together with reasonable substantiation of the amounts invoiced. Grantee shall have a reasonable period of time (but in no event more than 45 days) following Grantee’s confirmed receipt of the invoice within which to determine whether to contest the amount so invoiced. If Grantee does not contest or pay the amount invoiced within such timeframe, the State Department shall provide Grantee with a second notice and invoice, and Grantee shall have no more than 15 days after Grantee’s confirmed receipt of such second notice and invoice within which to determine whether to contest the amount so invoiced or to pay such amount promptly upon receipt of the second notice and invoice. If Grantee disputes the State Department’s invoice, then Grantee may contest the amount by filing a claim with the State Department. If Grantee does not dispute the invoice nor pay such amount due as provided above, the State Department shall be permitted to record a lien against Grantee’s interest in the Property for such amounts due.

F.	Parking. If requested by Grantee, the State Department shall provide fifteen (15) parking spaces along the curb line on International Drive, in the location shown on Appendix E attached hereto and hereby made a part hereof, at a rate equal to the prevailing market rate for surface lot parking charged in the vicinity of the Property, as reasonably determined by Grantor. Such rate may be adjusted every five (5) years to reflect the average of three (3) prevailing commercial rates for surface lot parking in the vicinity of the International Center, as reasonably determined by Grantor.

[Signatures appear on following pages.]

LESSOR

FOR THE GOVERNMENT OF THE UNITED STATES

ATTEST:	By	/s/ Steven J. Rodriguez
	Name	Steven J. Rodriguez
/s/	Title	Deputy Assistant Secretary for Operations
Bureau of Administration

DISTRICT OF COLUMBIA, ss:

I,                                 , a Notary Public in and for the above jurisdiction, hereby certify that                                 , in his/her capacity as                                  of the United States of America, personally appeared before me in said jurisdiction, and as said                                 , executed the foregoing and annexed instrument on behalf of Lessor for the purposes and uses therein contained herein.

Witness my hand and official seal this      day of             ,     .

[SEAL]

                         Notary Public

My Commission Expires:

[Signatures continue on following page]

LESSEE

INTELSAT GLOBAL SERVICE CORPORATION, a Delaware corporation

ATTEST:	By	/s/ Patricia Casey
	Name	Patricia Casey
/s/	Title	Vice President, General Counsel and Secretary

DISTRICT OF COLUMBIA, ss:

I,                                 , a Notary Public in and for the above jurisdiction, hereby certify that                                 , in his/her capacity as                                  of Intelsat Global Service Corporation, personally appeared before me in said jurisdiction, and as said                                 , executed the foregoing and annexed instrument on behalf of Lessee for the purposes and uses therein contained herein.

Witness my hand and official seal this      day of             ,     .

[SEAL]

                         Notary Public

My Commission Expires: